UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2020

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)	Identification No.)
16803 Dallas Parkway Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

_______________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common shares, par value $0.10	TAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

        On February 22, 2019, DenizBank A.S. (the “Lender”) entered into a $20 million term loan (the “2019 Term Loan”) with TransAtlantic Exploration Mediterranean International Pty Ltd (“TEMI”), a subsidiary of TransAtlantic Petroleum Ltd., under a credit agreement.

        On November 20, 2020, the Lender and TEMI reduced the interest rate on the 2019 Term Loan to a fixed rate of 6.25% (plus 0.375% for Banking and Insurance Transactions Tax per the Turkish government) per annum. In addition, the Lender and TEMI revised the amortization schedule under the 2019 Term Loan as follows.  The remaining principal on the 2019 Term Loan is now payable in four monthly installments of approximately $500,000 each from November 27, 2020 to February 26, 2021 and 10 monthly installments of approximately $650,000 each from March 29, 2021 to December 28, 2021.  Interest on the 2019 Term Loan is payable monthly. Amounts repaid under the 2019 Term Loan may not be re-borrowed, and early repayments under the 2019 Term Loan are subject to early repayment fees.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 25, 2020

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ N. Malone Mitchell 3rd
N. Malone Mitchell 3rd
Chairman and Chief Executive Officer

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